McGLADREY & PULLEN, LLP
                     Certified Public Accountants and Consultants



                           CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our report dated September 26, 1997 on the financial statements of Templeton Global Real Estate Fund referred, to therein, which appears in the 1997 Annual Report to Shareholders, and which is incorporated herein by reference, in Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A, File No. 33-30018, as filed with the Securities and Exchange Commission.

We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Auditors."

                                        /s/MCGLADREY & PULLEN, LLP
                                        McGladrey & Pullen, LLP


          New York, New York
          December 17, 1997